Exhibit 23.1

China Resources Building, 20th Floor Beijing 100005, P. R. China
Tel.: (86-10) 8519-1300 Fax: (86-10) 8519-1350
E-mail: junhebj@junhe.com
Homepage: www.junhe.com

July 4, 2007	Beijing Head Office
China Resources Building
TOM Online Inc.	20th Floor
8th Floor, Tower W3, Oriental Plaza	Beijing 100005
No. 1 Dong Chang An Avenue	P. R. China
Beijing	Tel.: (86-10) 8519-1300
China 100738	Fax: (86-10) 8519-1350
E-mail: junhebj@junhe.com

Dear Sirs,	Shanghai Office
Shanghai Kerry Centre
32nd Floor
Re: TOM Online Inc.	1515 Nanjing Road West
Shanghai 200040
P. R. China

We consent to the reference to our firm under the headings “Item 3 - Key Information - Risk Factors”, “Item 4 - Information on the Company” in TOM Online Inc.’s Annual Report on Form 20-F for the year ended December 31, 2006, which will be filed with the Securities and Exchange Commission in the month of July 2007.

Yours faithfully

/s/ Jun He Law Offices

JUN HE LAW OFFICES

Tel.: (86-21) 5298-5488

Fax: (86-21) 5298-5492

E-mail: junhesh@junhe.com

Shenzhen Office

Shenzhen Development

Bank Tower Suite 15-C

5047 East Shennan Road

Shenzhen 518001

P. R. China

Tel.: (86-755) 2587-0765

Fax: (86-755) 2587-0780

E-mail: junhesz@junhe.com

Dalian Office

International Finance Tower

Suite F, 16th Floor

No. 15 Renmin Road

Zhongshan District

Dalian 116001

P.R. China

Tel.: (86-411) 8250-7578
Fax: (86-411) 8250-7579
E-mail: junhedl@junhe.com

Haikou Office
Nanyang Building
Suite 1107
Haikou 570105
P. R. China
Tel.: (86-898) 6851-2544
Fax: (86-898) 6851-3514
E-mail: junhehn@junhe.com

New York Office
500 Fifth Avenue,
43rd Floor, New York,
NY 10110, U.S.A.
Tel.: (1-212) 703-8702
Fax: (1-212) 703-8720
E-mail: junheny@junhe.com

Hong Kong Office
Suite 2208,
22nd Floor, Jardine House
1 Connaught Place, Central
Hong Kong
Tel.: (852) 2167-0000
Fax: (852) 2167-0050
E-mail: junhehk@junhe.com